CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Oppenheimer Main Street Fund, Inc.:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Main Street Fund, Inc. on Form N-14 of our report dated October 20, 2009, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                                                      /s/ KPMG LLP

                                                      ---------------------------

                                                      KPMG LLP

Denver, Colorado

June 24, 2010